EXHIBIT 10.4

TECHNOLOGY CONSULTING AGREEMENT

This Technology Consulting Agreement (the “Agreement) is made and effective as of this the 25th day of June 2024 (the “Effective Date”) by and between Zephyr Technology Ventures LLC / Bryan Feinberg, (the “Consultant”), and SMC Entertainment, Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company desires to have Consultant provide certain technology consulting services to assist the Company’s of ChainTrade’s (collectively, the “Services”) pursuant to the terms and conditions of this Agreement;

WHEREAS, Consultant desires to provide the Services to the Company pursuant to the terms and conditions of this Agreement, including, but not limited to,

NOW, THEREFORE, in consideration of the foregoing promises and the mutual covenants herein contained, the parties hereto intending to be legally bound, agree as follows:

1. APPOINTMENT AS TECHNOLOGY CONSULTANT. The Company grants

to Consultant for the term of this Agreement, the authority to provide to the Company, on a non- exclusive basis, technology consulting described herein upon the terms and conditions set forth in this Agreement.

2. CONSULTING SERVICES. Consultant, in its capacity as an independent contractor, will provide Services to the Company during the term of this Agreement when and as reasonably requested by the Company. The Company acknowledges that Consultant will limit his role under this Agreement to that of a Consultant, and that Consultant will not provide any services as defined in the Investment Consultants Act of 1940, or (iii) provide any tax, legal, auditing or other services except as specifically set forth in this or any other Agreement.

3. COMPENSATION TO CONSULTANT. As compensation for providing the Services, the Company agrees to pay Consultant $7,500.00) each month during the during term of the Agreement effective July, 2024.

4. PROHIBITED SERVICES. Nothing in this Agreement permits the Consultant to act, nor will the Consultant act, as a securities “dealer,” “broker/dealer” or “underwriter” as defined by the Federal and State securities laws (collectively, “Laws”). The Company acknowledges that the Consultant is not a securities “dealer,” “broker/dealer” or “underwriter” as defined by the Laws.

5. CONFIDENTIALITY. The Consultant acknowledges that Consultant shall keep in confidence any information that the Company provides to Consultant pursuant to this Agreement. Notwithstanding the foregoing, Consultant shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this Agreement by Consultant; (ii) of which it had independent knowledge prior to disclosure; (iii) which comes into the possession of Consultant in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by Consultant by laws, rule or regulators. If Consultant is requested or required to disclose any information supplied to it by the Company, Consultant shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

1

6. CONSULTANT’S SERVICES TO OTHERS. The Company acknowledges that Consultant or its affiliates may provide services and consulting advice to others. Nothing herein contained shall be construed to limit or restrict Consultant in conducting such business with others, or in rendering such advice to others.

7. TERM OF AGREEMENT; TERMINATON: EFFECT THEREOF. The term

of this Agreement shall be for one (1) year, automatically renewing for successive one (1) year terms, commencing on the date hereof, unless terminated by either party by written notice as provided for herein of thirty (30) days. Either party may terminate the Agreement for Cause at any time. “Cause” means the occurrence of any of the following events: (i) willful, continued and systematic failure to substantially perform duties or covenants set forth herein or in any agreement between the parties hereto; (ii) conduct that amounts to willful misconduct or gross negligence;

(iii) the discovery of fraud, misappropriation, dishonesty, embezzlement or similar conduct by one party against the other party, regardless of when such conduct occurred.

8. EXPENSES. Each of the parties hereto shall be solely responsible for any and all of its own and costs and expenses related to the negotiation and preparation of this Agreement. It is agreed and acknowledged by the Company that the Consultant may incur out of pocket costs and expenses in connection with the provision of services to the Company hereunder. The Company hereby agrees to advance such costs or expenses or to repay any such costs or expenses incurred by Consultant within fifteen (15) days of Consultant presenting an invoice for such expenses, as long as such expenses are approved by the Company in writing in advance.

9. REPRESENTATIONS OF THE COMPANY. The Company represents and warrants to Consultant that the disclosure documents filed with the Securities and Exchange Commission regarding the Company and its business, assets and liabilities are true and correct and contain no material omission or misstatement of facts.

10. INDEPENDENT CONTRACTOR. Consultant shall act at all times hereunder as an independent contractor as that term is defined in the Internal Revenue Code of 1986, as amended, with respect to the Company, and not as an employee, partner, agent or co-venturer of or with the Company. Except as set forth herein, the Company shall neither have nor exercise control or direction whatsoever over the operations of Consultant and Consultant shall neither have nor exercise any control or direction whatsoever over the employees, agents or subcontractors hired by the Company.

11. NO AGENCY CREATED. No agency, employment, partnership or joint venture shall be created by this Agreement, as Consultant is an independent contractor. Consultant shall have no authority as an agent of the Company or to otherwise bind the Company to any agreement, commitment, obligation, contract, instrument, undertaking, arrangement, certificate or other matter. Each party hereto shall refrain from making any representation intended to create an apparent agency, employment, partnership or joint venture relationship between the parties.

2

12. INDEMNIFICATION.

a. The Company hereby represents and warrants that all information, if any, furnished by the Company or its representatives or made available to the Consultant by the Company beginning on the date hereof, will be complete and accurate in all material respects, and will not omit any material fact or information necessary to make the statements contained therein not misleading. The Company will indemnify, defend and hold harmless the Consultant, its affiliates, successors, assigns, agents, employees and all persons, firms and entities who might be claimed to be jointly or severally liable with the Consultant against any loss or liability (including any legal fees and costs incurred in connection with such claim) arising from the Company’s failure to perform its obligations hereunder from the date of this Agreement forward.

b. The Consultant shall indemnify, defend and hold harmless the Company, its affiliates, successors, assigns, agents, officers, directors, employees and all persons, firms and entities who might be claimed to be jointly or severally liable with the Company from and against any and all losses, claims, damages, liabilities, cost and expenses (including any reasonable legal fees and costs incurred in connection with such claim) to which such indemnified party may become subject as a breach of this Agreement by the Consultant, or as a result of Consultant’s actions or omissions from the date of this Agreement .

13. NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient; (ii) when sent by electronic mail, on the date of transmission to such recipient; and (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid); in each case, addressed to the intended recipient at its address specified herein or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section. All communications shall be sent to the parties using the following information specified below (or using such other information for a party as shall be designated in advance written notice to the other parties hereto):

If to the Company:

SMC Entertainment, Inc. 9170 Glades Road

Suite 150

Boca Raton, FL 33434 Attention: Erik Blum, CEO Email: ceo@jwprice.com

If to Consultant:

Zephyr Technology Ventures LLC 144 E44th St,

New York NY 10017

Attention: Bryan Feinberg, CEO Email:

3

14. CONFLICTING AGREEMENTS. Consultant and the Company represent and warrant to each other that the entry into this Agreement and the obligations and duties undertaken hereunder will not conflict with, constitute a breach of or otherwise violate the terms of any agreement or court order to which either party is a party, and that each party is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into this Agreement.

15. NO WAIVER. No terms or conditions of this Agreement shall be deemed to have been waived, nor shall any party hereto be stopped from enforcing any provisions of the Agreement, except by written instrument of the party charged with such waiver or estoppel. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived, and shall not constitute a waiver of such term or condition for the future or as to any act other than specifically waived.

16. GOVERNING LAW, JURISDICTION, VENUE, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEVADA IN EACH CASE LOCATED IN CLARK COUNTY, IN THE STATE OF NEVADA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4

17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto in regard to the subject matter hereof and may not be changed orally but only by written document signed by the party against whom enforcement of the waiver, change, modification, extension or discharge is sought. This Agreement supersedes all prior written or oral agreements by and among the Company or any of its subsidiaries or affiliates and Consultant or any of its affiliates with respect to the subject matter of this Agreement.

18. PARAGRAPH HEADINGS. Headings contained herein are for convenient reference only. They are not a part of this Agreement and are not to affect in any way the substance or interpretation of this Agreement.

19. SURVIVAL OF PROVISIONS. In case any one or more of the provisions or any portion of any provision set forth in this Agreement should be found to be invalid, illegal or unenforceable in any respect, such provision(s) or portion(s) thereof shall be modified or deleted in such manner as to afford the parties the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws. The validity, legality and enforceability of any such provisions shall not in any way be affected or impaired thereby and such remaining provisions shall be construed as severable and independent thereof.

20. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns, subject to the restriction on assignment contained herein.

21. ATTORNEY’S FEES. The prevailing party in any legal proceeding arising out of or resulting from this Agreement shall be entitled to recover its costs and fees, including, but not limited to, reasonable attorneys’ fees and post judgment costs, from the other party.

22. AUTHORIZED AGENT. The persons executing this Agreement on behalf of the Company and Consultant hereby represent and warrant to each other that they are the duly authorized representatives of their respective entities and that each has taken all necessary corporate or partnership action to ratify and approve the execution of this Agreement in accordance with its terms.

23. ADDITIONAL DOCUMENTS. Each of the parties to this Agreement agrees to provide such additional duly executed (in recordable form, where appropriate) agreements, documents and instruments as may be reasonably requested by the other party in order to carry out the purposes and intent of this Agreement.

24. COUNTERPARTS, TELEFACSIMILE, OR ELECTRONIC SCAN. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile or electronic scan of this Agreement may be relied upon as full and sufficient evidence as an original.

SIGNATURE PAGE FOLLOWS

5

IN WITNESS WHEREOF, the parties hereto have executed this Technology Consulting Agreement on the date first written above.

CONSULTANT

By:
Bryan Feinberg
Chief Executive Officer

SMC ENTERTAINMENT, INC.

By:
Erik Blum
Chief Executive Officer

6

Dropbox Sign
Audit trail

Title	SMCE Consulting / Bryan Feinberg
File name	SMCE_-_Feinberg_C...F_Signed_2_.docx
Document ID	1de24979002ea736f0afd8102df5aa06da31d31c
Audit trail date format	MM / DD / YYYY
Status	• Signed

Document History

SENT	**06 / 25 / 2024** 17:21:08 UTC	Sent for signature to Bryan Feinberg (zephyr@platodata.io) and Erik Blum (ceo@jwprice.com) from zephyr@platodata.io IP: 24.193.13.209
VIEWED	**06 / 25 / 2024** 17:21:26 UTC	Viewed by Bryan Feinberg (zephyr@platodata.io) IP: 24.193.13.209
SIGNED	**06 / 25 / 2024** 17:21:40 UTC	Signed by Bryan Feinberg (zephyr@platodata.io) IP: 24.193.13.209
VIEWED	**06 / 25 / 2024** 17:22:29 UTC	Viewed by Erik Blum (ceo@jwprice.com) IP: 75.74.43.238
SIGNED	**06 / 25 / 2024** 17:23:10 UTC	Signed by Erik Blum (ceo@jwprice.com) IP: 75.74.43.238
COMPLETED	**06 / 25 / 2024** 17:23:10 UTC	The document has been completed.

Powered by Dropbox Sign

7